PROMISSORY NOTE AMENDMENT

This Amendment to that certain Promissory Note issued to Asia International Capital Management, Inc. by IndieMV Media Group, Inc. on May 31, 2007 for the principal and interest amount currently due of $ 1,321,244 is entered into on this 25th of January, 2008. The following text is hereby added to/changed on the Promissory Note:

The borrower is changed from IndieMV Media Group, Inc. to Jake's Trucking International, Inc. (the "Company")

The following paragraph is added:

At the option of the Holder and upon written notice thereof to Borrower, Holder may convert this Note obligation and the entire principal and interest amount then due into common shares of the Company at a per share purchase price of Twenty Two Cents ($0.22). **THESE SHARES SHALL BE RESTRICTED SHARES AND SHALL BEAR AN APPROPRIATE RESTRICTIVE LEGEND. THESE SHARES MAY NOT BE SOLD BY HOLDER EXCEPT AS PERMITTED BY APPLICABLE SECURITIES LAWS.** The conversion price as listed in this section shall be adjusted for any stock splits or recapitalizations of the Company that occur subsequent to the date hereof.

This Amendment is accepted and agreed to as of the date first written above by:

Holder: ______________________
Print Name: [signature] WONG
Title: PRESIDENT
Company: ASIA INTERNATIONAL CAPITAL MANAGEMENT INC.

Borrower: ______________________
Print Name:
Title:
Company: